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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)(3)

Common Stock, $0.01 par value per share	(1)

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock Preferred Stock, $0.01 par value per share	(1)

Total	$300,000,000	$38,940.00

(1)
In accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee was calculated based on the maximum aggregate offering price of $300.0 million of the securities offered by this prospectus supplement.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, we initially deferred payment of the registration fee for Registration Statement No. 333-236982 filed on March 9, 2020.

(3)
We paid a filing fee of $31,889.47 to register $400,000,000 in securities on Registration Statement No. 333-216795 (the "Prior Registration Statement"), filed on March 17, 2017 and declared effective by the Securities and Exchange Commission on May 5, 2017. As of the date hereof, there are $80,524,733.00 in unsold securities under the Prior Registration Statement that were offered by means of a prospectus supplement, dated August 5, 2019, the offering of which is terminated as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, we are applying $6,419.73 of the registration fee previously paid in connection with unsold shares of our securities registered under the Prior Registration Statement toward the payment of the registration fee for the securities registered hereunder. As a result, we are paying $32,520.27 herewith.

Filed Pursuant to Rule 424(b)(2)
File No. 333-236982

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 9, 2020)

$300,000,000

Common Stock

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

We have entered into a sales agreement, dated March 10, 2020, with each of Jefferies LLC, Robert W. Baird & Co. Incorporated and Regions Securities LLC, each an agent and, collectively, the agents, and the Forward Purchaser (as defined below), relating to the issuance and sale of shares of our common stock, $0.01 par value per share, or our common stock, and our 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, or our Series A Preferred Stock, offered by this prospectus supplement and the accompanying prospectus pursuant to an "at-the-market" equity offering program. We refer to the shares of our common stock and shares of our Series A Preferred Stock offered under this prospectus supplement, collectively, as the "offered shares." The offered shares sold in connection with the forward sale agreements (as defined below), if any, will include only shares of our common stock and will not include any shares of our Series A Preferred Stock. In accordance with the terms of the sales agreement, an aggregate gross sales price of up to $300 million of the offered shares may be offered and sold from time to time through the agents, as our sales agents or as forward seller, or directly to the agents, as principals. The sales agreement and this offering supersede and replace our previous sales agreements and "at-the-market" offering programs, which are no longer effective.

The sales agreement contemplates that, in addition to the issuance and sale by us of the offered shares to or through the agents, we may enter into one or more forward sale agreements (each, a "forward sale agreement" and, collectively, the "forward sale agreements") with Jefferies LLC (or its affiliate) (in such capacity, the "Forward Purchaser"). If we enter into a forward sale agreement with the Forward Purchaser relating to shares of our common stock, the Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through Jefferies LLC, acting as sales agent for the Forward Purchaser, a number of shares of our common stock underlying such forward sale agreement to hedge the Forward Purchaser's exposure under such forward sale agreement. We refer to Jefferies LLC, when acting as sales agent for the Forward Purchaser, as, the "Forward Seller." We will not initially receive any proceeds from any sale of borrowed shares of our common stock sold through the Forward Seller.

Sales of offered shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made by means of ordinary brokers' transactions on the New York Stock Exchange, or NYSE, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The agents, whether acting as our sales agents or, if applicable, the Forward Seller, are not required, individually or collectively, to sell any specific number of shares or dollar amount of the offered shares, but each agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the offered shares on terms mutually agreeable to the agent and us.

The offered shares to which this prospectus supplement relates will be sold through only one agent on any given day.

We currently expect to fully physically settle each forward sale agreement, if any, with the Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward price. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or offered shares (in the case of net share settlement) to the Forward Purchaser. See "Plan of Distribution" in this prospectus supplement.

Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any offered shares sold through it as a sales agent from time to time under the sales agreement. In connection with each forward sale agreement, we will pay the Forward Seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed shares of our common stock sold through the Forward Seller, during the applicable forward selling period for such shares of our common stock. In connection with the sale of the offered shares, the agents and the Forward Purchaser may be deemed to be "underwriters" within the meaning of the Securities Act, and the compensation of the agents may be deemed to be underwriting discounts or commissions.

We also may sell the offered shares to an agent as principal for its own account at a price agreed upon at the time of sale. If we sell the offered shares to an agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the NYSE under the symbol "AHH." Our Series A Preferred Stock is listed on the NYSE under the symbol "AHHPrA."

To assist us in continuing to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes, among other purposes, our charter imposes certain restrictions on the ownership of our capital stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Investing in shares of our common stock and our Series A Preferred Stock involves substantial risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission, or the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies	Baird	Regions Securities LLC

The date of this prospectus supplement is March 10, 2020.

Prospectus Supplement

Prospectus

You should rely only upon the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the agents and the Forward Purchaser have not, authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. We are not, and the agents are not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any such free writing prospectus is accurate only as of the respective dates of these documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations, funds from operations, or FFO, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation by Reference" in this prospectus supplement and "Where to Find Additional Information" in the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to "we," "our," "us" and "our company" refer to Armada Hoffler Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Armada Hoffler, L.P., a Virginia limited partnership of which the company is the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance, expected net operating income for acquisitions and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated FFO, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each are based on management's beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate," "believe," "expect," "intend," "may," "might," "plan," "estimate," "project," "should," "will," "result" and similar expressions, which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward looking statements by discussions of strategy, plans or intentions.

Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or

S-ii

projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our stock:

  ▪
  adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

  ▪
  our failure to develop the properties in our development pipeline successfully, on the anticipated timelines, or at the anticipated costs;

  ▪
  our failure to generate sufficient cash flows to service our outstanding indebtedness;

  ▪
  defaults on, early terminations of, or non-renewal of leases by tenants, including significant tenants;

  ▪
  bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

  ▪
  the inability of one or more mezzanine loan borrowers to repay mezzanine loans in accordance with their contractual terms;

  ▪
  difficulties in identifying or completing development, acquisition, or disposition opportunities;

  ▪
  our failure to successfully operate developed and acquired properties;

  ▪
  our failure to generate income in our general contracting and real estate services segment in amounts that we anticipate;

  ▪
  fluctuations in interest rates and increased operating costs;

  ▪
  our failure to obtain necessary outside financing on favorable terms or at all;

  ▪
  our inability to extend the maturity of or refinance existing debt or comply with the financial covenants in the agreements that govern our existing debt;

  ▪
  financial market fluctuations;

  ▪
  risks that affect the general retail environment or the market for office properties or multifamily units;

  ▪
  the competitive environment in which we operate;

  ▪
  decreased rental rates or increased vacancy rates;

  ▪
  conflicts of interests with our officers and directors;

  ▪
  lack or insufficient amounts of insurance;

  ▪
  environmental uncertainties and risks related to adverse weather conditions and natural disasters;

  ▪
  other factors affecting the real estate industry generally;

  ▪
  our failure to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

  ▪
  limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification as a REIT for U.S. federal income tax purposes; and

  ▪
  changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. We caution investors not to place undue reliance on these forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors," including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other reports filed with the SEC and incorporated by reference herein.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the offered shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" for more information about important risks that you should consider before investing in the offered shares.

Armada Hoffler Properties, Inc.

We are a full-service real estate company with extensive experience developing, building, owning, and managing high-quality, institutional-grade office, retail, and multifamily properties in attractive markets primarily throughout the Mid-Atlantic and Southeastern United States. In addition to the ownership of our operating property portfolio, we develop and build properties for our own account and through joint ventures between us and unaffiliated partners and also invest in development projects through mezzanine lending arrangements. We also provide general contracting services to third parties. Our construction and development experience includes mid- and high-rise office buildings, retail strip malls and retail power centers, multifamily apartment communities, hotels and conference centers, single- and multi-tenant industrial, distribution, and manufacturing facilities, educational, medical and special purpose facilities, government projects, parking garages, and mixed-use town centers.

Substantially all of our assets are held by, and all of our operations are conducted through, our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of December 31, 2019, we owned, through a combination of direct and indirect interests, 72.6% of the common limited partnership interests in our Operating Partnership, or operating partnership units.

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2013.

Our principal executive office is located at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462 in the Armada Hoffler Tower at the Virginia Beach Town Center. In addition, we have construction offices located at 222 Central Park Avenue, Suite 1000, Virginia Beach, Virginia 23462 and 1300 Thames Street, Suite 30, Baltimore, Maryland 21231. The telephone number for our principal executive office is (757) 366-4000. We maintain a website at www.armadahoffler.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC. For information regarding how to contact us, see "Where to Find Additional Information."

THE OFFERING OF COMMON STOCK

Securities offered	Shares of our common stock having an aggregate gross sales price, together with shares of our Series A Preferred Stock offered hereunder, of up to $300,000,000.
Use of proceeds

We intend to contribute the net proceeds (1) from any sales of shares of our common stock to or through the agents and (2) upon settlement of any forward sale agreements, in each case, to our operating partnership in exchange for Class A operating partnership units, or Class A units. Our operating partnership intends to use the net proceeds from this offering to fund development or redevelopment activities, fund potential acquisition or other investment opportunities, including mezzanine loans, repay indebtedness, including amounts outstanding under our revolving credit facility (as defined below), or for general corporate purposes. Pending these applications, our operating partnership may invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. See "Use of Proceeds."

An affiliate of Regions Securities LLC, which is an agent in this offering, is a lender under our revolving credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our revolving credit facility. As a result, this affiliate will receive its proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds from this offering.

Restriction on ownership

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our board of directors, our charter provides, among other things, that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Risk factors

An investment in shares of our common stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the "Risk Factors" sections of this prospectus supplement and in our most recent Annual Report on Form 10-K, as well as the other information that we file with the SEC and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange symbol	"AHH"

 THE OFFERING OF SERIES A PREFERRED STOCK

Securities offered	Shares of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, or Series A Preferred Stock, having an aggregate gross sales price, together with the shares of our common stock offered hereunder, of up to $300,000,000.
Use of proceeds

We intend to contribute the net proceeds (1) from any sales of shares of our Series A Preferred Stock through the agents to our operating partnership in exchange for 6.75% Series A Cumulative Redeemable Perpetual Preferred Units, or Series A preferred units. Our operating partnership intends to use the net proceeds from this offering to fund development or redevelopment activities, fund potential acquisition or other investment opportunities, including mezzanine loans, repay indebtedness, including amounts outstanding under our revolving credit facility (as defined below), or for general corporate purposes. Pending these applications, our operating partnership may invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. See "Use of Proceeds."

An affiliate of Regions Securities LLC, which is an agent in this offering, is a lender under our revolving credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our revolving credit facility. As a result, this affiliate will receive its proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds from this offering.

Ranking	Our Series A Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks:

▪

senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

▪

on a parity with any class or series of our capital stock expressly designated as ranking on a parity with our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

▪

junior to any class or series of our capital stock expressly designated as ranking senior to our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; and

▪

junior in right of payment to our existing and future debt obligations.

Dividends

Holders of shares of our Series A Preferred Stock are entitled to receive cumulative cash dividends on our Series A Preferred Stock from, and including, the date of original issue, payable quarterly in arrears on the 15th day of January, April, July and October of each year at the rate of 6.75% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.6875 per share).

Dividends on our Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of our Series A Preferred Stock will have the right to receive $25.00 per share of our Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to our Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. We may only issue equity securities ranking senior to our Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with our Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of shares of our Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with our Series A Preferred Stock.

Optional Redemption

We may not redeem our Series A Preferred Stock prior to June 18, 2024, except in limited circumstances to preserve our status as a REIT, as described in "Description of our Series A Preferred Stock — Optional Redemption" in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after June 18, 2024 our Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem shares of our Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to our Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of our Series A Preferred Stock will not have the conversion right described below with respect to the shares of our Series A Preferred Stock we call for redemption.

A "Change of Control" is when, after the original issuance of our Series A Preferred Stock, the following have occurred and are continuing:

▪

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

▪

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem our Series A Preferred Stock) to convert some or all of our Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

▪

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

▪

2.97796 (i.e., the Share Cap), subject to certain adjustments;

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice (whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right), holders of our Series A Preferred Stock will not have any right to convert the shares of our Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of our Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption rather than converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price," and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of our Series A Preferred Stock — Conversion Rights."

Except as provided above in connection with a Change of Control, our Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Funds or Mandatory Redemption

Our Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. In addition, we are not required to set aside funds to redeem our Series A Preferred Stock. Accordingly, our Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of our Series A Preferred Stock have a conversion right, such holders decide to convert some or all of our Series A Preferred Stock into shares of our common stock.

Limited Voting Rights

Holders of shares of our Series A Preferred Stock generally have no voting rights. However, if we are in arrears on dividends on our Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of our Series A Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of the holders of at least 10% of such stock or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends with respect to our Series A Preferred Stock and any other class or series of capital stock ranking on parity with our Series A Preferred Stock have been paid. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A Preferred Stock, together with the holders of all other shares of any class or series of preferred stock ranking on parity with our Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up (voting together as a single class), is required for us to authorize or issue any class or series of stock ranking senior to our Series A Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of our Series A Preferred Stock. If the proposed charter amendments would materially and adversely affect the rights, preferences, privileges or voting powers of our Series A Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with our Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A Preferred Stock, voting separately as a class, is also required.

Restriction on ownership

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our board of directors, our charter provides, among other things, that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Risk factors

An investment in shares of our Series A Preferred Stock involves a high degree of risk and investors in our Series A Preferred Stock may lose their entire investment. Before deciding to invest in our Series A Preferred Stock, prospective investors should carefully consider the matters discussed in the "Risk Factors" sections of this prospectus supplement and in our most recent Annual Report on Form 10-K, as well as the other information that we file with the SEC and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange symbol	"AHHPrA"

RISK FACTORS

An investment in the offered shares involves substantial risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K under the caption "Item 1A. Risk Factors," as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the offered shares. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in the offered shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Forward-Looking Statements."

Risks Related to this Offering and the Offered Shares

We may be unable to invest a significant portion of the net proceeds from this offering on acceptable terms.

Delays in investing the net proceeds from this offering may impair our performance. We cannot assure you that we will be able to identify any development, redevelopment or acquisition opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. Moreover, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree.

The number of shares of our common stock and Series A Preferred Stock available for future issuance or sale could adversely affect the per-share trading price of the offered shares and our ability to obtain additional capital.

We cannot predict whether future issuances or sales of shares of our common stock and Series A Preferred Stock or the availability of shares for resale in the open market will decrease the per-share trading price of our common stock or Series A Preferred Stock. The issuance of substantial numbers of shares of our common stock and Series A Preferred Stock in the public market, or upon redemption of operating partnership units for shares of our common stock, or the perception that such issuances might occur, could adversely affect the per-share trading price of our common stock and Series A Preferred Stock. As of March 9, 2020, 56,491,006 shares of our common stock were outstanding and 2,530,000 shares of our Series A Preferred Stock were outstanding. In addition, as of March 9, 2020, 16,861,919 Class A units were outstanding (other than Class A units held by us), which were eligible to be tendered for redemption for cash, or, at our option, for shares of our common stock on a one-for-one basis. We have an effective shelf registration statement pursuant to which we may issue freely tradeable shares of our common stock upon redemption of such Class A units. Accordingly, a substantial number of shares of our common stock could be issued in the future pursuant to such shelf registration statement. In addition, we have an effective shelf registration statement covering the possible resale, from time to time, of shares of our common stock or our Series A Preferred Stock. The sale of such shares, or the perception that such a sale may occur, could materially and adversely affect the per-share trading price of our common stock and Series A Preferred Stock. In addition, as of March 9, 2020, 770,539 shares of our common stock and other equity-based awards were available for future issuance under our Amended and Restated 2013 Equity Incentive Plan, or our Equity Incentive Plan.

The redemption of Class A units for shares of our common stock, the vesting of any restricted stock or other awards granted to certain directors, executive officers and other employees under our Equity Incentive Plan, the issuance of our common stock, Series A Preferred Stock or operating partnership units in connection with future property, portfolio or business acquisitions and other issuances of the offered shares could also have an adverse effect on the per-share trading price of the offered shares, and the existence of operating partnership units, options or shares of our common stock issuable under our Equity Incentive Plan or upon redemption of operating partnership units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock, Series A Preferred Stock or operating partnership units may be dilutive to existing stockholders.

Future offerings of debt securities or shares of our capital stock expressly designated as ranking senior to the offered shares as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of the offered shares.

If we decide to issue debt securities or shares of our capital stock expressly designated as ranking senior to the offered shares as to distribution rights and rights upon our liquidation, dissolution or winding up in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable debt securities that we issue in the future may have rights, preferences and privileges more favorable than those of the offered shares and may result in dilution to owners of the offered shares. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities or shares of our capital stock expressly designated as ranking senior to the offered shares as to distribution rights and rights upon our liquidation, dissolution or winding up in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, holders of our common stock and Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the offered shares and diluting the value of their stock holdings in us.

You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of the offered shares.

This offering may have a dilutive effect on our earnings per share and FFO per share after giving effect to the issuance of the offered shares and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.

Our Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for our Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series A Preferred Stock, which could adversely impact the market price of our Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have a material adverse effect on the market price of our Series A Preferred Stock.

An affiliate of an agent may receive benefits in connection with this offering.

An affiliate of Regions Securities LLC, which is an agent in this offering, is a lender under our $355.0 million credit facility comprised of a $150.0 million senior unsecured revolving credit facility, or our revolving credit facility, and a $205.0 million senior unsecured term loan facility, or the term loan facility, and together with our revolving credit facility, the credit facility. Under our credit facility, an affiliate of Regions Securities LLC acts as syndicate agent and joint lead arranger. To the extent that we use a portion of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility, this affiliate will receive its proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds from this offering. These transactions create potential conflicts of interest because this agent has an interest in the successful completion of this offering beyond the sales commission it will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

Our Series A Preferred Stock could be treated as "fast-pay stock" for U.S. federal income tax purposes, which could subject our stockholders to adverse income tax consequences.

If shares of the Series A Preferred Stock are issued by us at a price that exceeds their redemption price by more than an applicable de minimis amount, such shares could be characterized as "fast-pay stock" for U.S. federal income tax purposes. Although not free from doubt, even if shares of our Series A Preferred Stock are issued for a price that exceeds their redemption price by more than the applicable de minimis amount, we do not believe such shares would be, and we do not intend to treat such shares as, fast-pay stock for U.S. federal income tax purposes. However, scant authority addresses whether stock such as our Series A Preferred Stock could be fast-pay stock, and thus we cannot guarantee the IRS will not successfully challenge our position. If the IRS were to successfully challenge our position, our stockholders may be subject to adverse tax consequences. The possible application of the fast-pay stock rules and their consequences are described in greater detail under the heading "Material U.S. Federal Income Tax Considerations — Possible Application of 'Fast-Pay Stock' Rules" in the accompanying prospectus. Prospective stockholders should consult their own tax advisors as to the potential application of these rules to their individual circumstances.

Risks Related to the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share, FFO per share and return on equity or result in substantial cash payment obligations.

The Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, the portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and to require us to settle on a date specified by the Forward Purchaser if:

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  it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement in a commercially reasonable manner because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan fee to borrow shares of common stock in excess of a specified threshold;

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  we declare any dividend, issue or distribution on shares of our common stock that is payable in (a) cash that exceeds specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than on shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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  certain ownership thresholds applicable to the Forward Purchaser and its affiliates are or would be exceeded;

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  an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a delisting of our common stock or change in law; or

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  certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with the particular forward sale agreement (each as more fully described in the particular forward sale agreement).

The Forward Purchaser's decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, FFO per share and return on equity.

We expect that the forward sale agreements will settle no later than a date to be agreed between us and the Forward Purchaser and specified in the applicable forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless, subject to certain conditions, we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share, FFO per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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  return shares of our common stock to securities lenders to unwind the Forward Purchaser's hedge (after taking into consideration any of shares of our common stock to be delivered by us to the Forward Purchaser, in the case of net share settlement); and, if applicable,

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  in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with the Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to the Forward Purchaser (or decreasing the number of shares of our common stock that the Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the weighted average price at which the Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement or could be required to deliver a greater than expected number of shares of our common stock to the Forward Purchaser in the case of net share settlement. See "Plan of Distribution — Sales Through Forward Seller" for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock underlying such forward sale agreements.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the Forward Purchaser any shares of our common stock not previously delivered, and the Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of cash settling a forward sale transaction is unclear and could impact our ability to meet the REIT qualification requirements or preclude us from electing to cash settle a forward sale agreement.

The U.S. federal income tax treatment of any cash settlement payment we receive on cash settling a forward sale transaction is unclear. Such cash payment could be treated as gain recognized by us for purposes of the REIT gross income tests under the Code. If we recognized a significant gain from a cash settlement, we may not be able to satisfy such tests. Conversely, if we are required to make a significant cash payment to settle a forward agreement, we may be unable to satisfy the distribution requirements applicable to REITs under the Code absent additional debt or equity financing. While we do not anticipate electing to cash settle any forward sale agreement, such election could result in our failure to satisfy the REIT gross income tests or distribution requirements. In that case, unless we could rely upon applicable relief provisions under the Code to cure any such failure, we could lose our REIT status. Alternatively, if we determine electing to cash settle a forward agreement could jeopardize our REIT status, we may not make such election even if cash settlement is the optimal business decision.

 USE OF PROCEEDS

We intend to contribute the net proceeds (1) from any sales of shares of our common stock or Series A Preferred Stock through the agents and (2) upon settlement of any forward sale agreements, in each case, to our operating partnership in exchange for a number of Class A units or Series A preferred units, as applicable, equal to the number of offered shares sold in this offering. Except as we may otherwise provide in any free writing prospectus that we authorize to be provided to you, our operating partnership intends to use the net proceeds from this offering to fund development or redevelopment activities, fund potential acquisition or other investment opportunities, including mezzanine loans, repay indebtedness, including amounts outstanding under our revolving credit facility, or for general corporate purposes. Pending these applications, our operating partnership may invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to maintain our qualification as a REIT for U.S. federal income tax purposes.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock sold through the Forward Seller. We currently expect to fully physically settle each forward sale agreement with the Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, we generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares of our common stock we have agreed to sell under such forward sale agreements. If we elect to or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the Forward Purchaser equal to the product of (1) the forward price per share and (2) the number of shares of our common stock underlying such forward sale agreement as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our shares of common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. To the extent that we elect to cash settle any portion of our obligations under any forward sale agreement, we may not receive any proceeds and we may owe cash to the Forward Purchaser. To the extent that we elect to net share settle any portion of obligations under a forward sale agreement, we will not receive any proceeds from the Forward Purchaser and we may owe shares of our common stock to the Forward Purchaser.

As of December 31, 2019, we had $110.0 million outstanding under our revolving credit facility, which had an effective interest rate of 3.26% as of that date and matures on January 24, 2024.

An affiliate of Regions Securities LLC, which is an agent in this offering, is a lender under our revolving credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our revolving credit facility. As a result, this affiliate will receive its proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds from this offering.

DESCRIPTION OF OUR SERIES A PREFERRED STOCK

The following summary of the material terms and provisions of our Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter, including the articles supplementary setting forth the terms of our Series A Preferred Stock, and our bylaws, as amended, each of which is available from us and has been filed with the SEC. This description of the particular terms of our Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Each class or series of our preferred stock will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our board of directors may determine by adoption of applicable articles supplementary to our articles of amendment and restatement. As of the date of this prospectus supplement, we have 2,930,000 preferred shares classified as Series A Preferred Stock, with a liquidation preference of $25.00 per share, of which 2,530,000 shares of our Series A Preferred Stock were issued and outstanding as of the date of this prospectus supplement. As of the date of this prospectus supplement, our board of directors has not established any class or series of our preferred stock other than our Series A Preferred Stock.

Our charter and the MGCL permit us to "reopen" our Series A Preferred Stock without the consent of the holders of our Series A Preferred Stock in order to issue additional shares of Series A Preferred Stock. Accordingly, we may in the future issue additional shares of our Series A Preferred Stock without your consent. The shares of our Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus and any additional shares of our Series A Preferred Stock that we may issue in the future, will have the same terms as the shares of our Series A Preferred Stock outstanding prior to this offering. The shares of our Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus, and any additional shares of our Series A Preferred Stock that we offer and sell in the future will, together with shares of our Series A Preferred Stock outstanding prior to this offering, constitute a single series of our preferred stock.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds from sale of our Series A Preferred Stock to our operating partnership, and our operating partnership will issue to us Series A preferred units. Our operating partnership will be required to make all required distributions on our Series A preferred units after any distribution of cash or assets to the holders of preferred units ranking senior to our Series A preferred units as to distributions and liquidations that we may issue and prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on parity with our Series A preferred units as to distributions and liquidation; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.

Ranking

Our Series A Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

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  senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to our Series A Preferred Stock;

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  on parity with any class or series of our capital stock expressly designated as ranking on parity with our Series A Preferred Stock;

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  junior to any other class or series of our capital stock expressly designated as ranking senior to our Series A Preferred Stock, none of which exists on the date hereof.

The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our Series A Preferred Stock. Our Series A Preferred Stock ranks junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A Preferred Stock with respect to dividend rights, holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.75% per annum of the $25.00 liquidation preference per share of our Series A Preferred Stock (equivalent to the fixed annual amount of $1.6875 per share of our Series A Preferred Stock).

Dividends on our Series A Preferred Stock accrue and are cumulative from and including the date of original issue and are payable to holders quarterly in arrears on the 15th day of January, April, July and October of each year or, if such day is not a business day, on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

The amount of any dividend payable on our Series A Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of our Series A Preferred Stock shall be redeemed). Dividends are payable to holders of record as they appear in our stock records at the close of business on the applicable record date. The record dates for our Series A Preferred Stock are the first day of each January, April, July or October immediately preceding the applicable dividend payment date or, if such day is not a business day, on the immediately succeeding business day.

Dividends on our Series A Preferred Stock accrue whether or not:

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  we have earnings;

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  there are funds legally available for the payment of those dividends; or

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  those dividends are authorized or declared

Except as described in the next two paragraphs, unless full cumulative dividends on our Series A Preferred Stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

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  declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our Series A Preferred Stock, for any period; or

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  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to our Series A Preferred Stock.

The foregoing sentence, however, does not prohibit:

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  dividends payable solely in capital stock ranking junior to our Series A Preferred Stock;

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  the conversion into or exchange for other shares of any class or series of capital stock ranking junior to our Series A Preferred Stock; and

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  our purchase of shares of our Series A Preferred Stock, preferred stock ranking on parity with our Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to our Series A Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under "— Restrictions on Ownership and Transfer."

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on our Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with our Series A Preferred Stock, we will declare any dividends upon our Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with our Series A Preferred Stock pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on our Series A Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our Series A Preferred Stock that may be in arrears.

Holders of shares of our Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our Series A Preferred Stock as described above. Any dividend payment made on our Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on our Series A Preferred Stock, or pay or set apart for payment dividends on our Series A Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Our revolving credit facility prohibits us from making distributions to our stockholders, or redeeming, or otherwise repurchasing shares of our capital stock, including our Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT and to avoid the payment of income or excise tax. Consequently, after the occurrence and during the continuance of an event of default under our revolving credit facility or term loan facility, we may not be able to pay all or a portion of the dividends payable to the holders of our Series A Preferred Stock or redeem all or a portion of our Series A Preferred Stock. In addition, in the event of a default under our revolving credit facility or term loan facility, we would be unable to borrow under such facilities and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions of our Series A Preferred Stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to our Series A Preferred Stock, holders of shares of our Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of our Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to rights upon liquidation, dissolution or winding up, on parity with our Series A Preferred Stock in the distribution of assets, then holders of shares of our Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with our Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of our Series A Preferred Stock are entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our Series A Preferred Stock will not be added to our total liabilities.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in "— Restrictions on Ownership and Transfer," we cannot redeem our Series A Preferred Stock prior to June 18, 2024. On and after June 18, 2024, we may, at our option, upon not fewer than 30 and not more than 60 days' written notice, redeem our Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding shares of our Series A Preferred Stock are to be redeemed, we will select the shares of our Series A Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as we determine. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of our Series A Preferred Stock, other than a holder of Series A Preferred Stock that has received an exemption from the ownership limit, would have beneficial or constructive ownership of more than 9.8% of the issued and outstanding shares of our Series A Preferred Stock by value or number of shares, whichever is more restrictive, because such holder's shares of our Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of our Series A Preferred Stock of such holder such that no holder will own in excess of the stock ownership limit subsequent to such redemption. See "— Restrictions on Ownership and Transfer." In order for their shares of our Series A Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price (including any accrued and unpaid dividends) payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of our Series A Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of our Series A Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price (including any accrued and unpaid dividends), then from and after the redemption date, dividends will cease to accrue on such shares of our Series A Preferred Stock and such shares of our Series A Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price (including any accrued and unpaid dividends) payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of our Series A Preferred Stock, including the repurchase of shares of our Series A Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all shares of our Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of our Series A Preferred Stock will be redeemed by us unless all outstanding shares of our Series A Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of our Series A Preferred Stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, on parity with or junior to our Series A Preferred Stock (except by exchange for our capital stock ranking junior to our Series A Preferred Stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of our Series A Preferred Stock, preferred stock ranking on parity with our Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to our Series A Preferred Stock pursuant to our charter to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of our Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of our Series A Preferred Stock. See "— Restrictions on Ownership and Transfer" below.

We will mail notice of redemption, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of our Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "— Transfer Agent and Registrar." No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of our Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which our Series A Preferred Stock may be listed or admitted to trading, each notice will state:

  ▪
  the redemption date;

  ▪
  the redemption price;

  ▪
  the number of shares of our Series A Preferred Stock to be redeemed;

  ▪
  the place or places where the certificates, if any, representing shares of our Series A Preferred Stock are to be surrendered for payment of the redemption price;

  ▪
  procedures for surrendering noncertificated shares of our Series A Preferred Stock for payment of the redemption price;

  ▪
  that dividends on the shares of our Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

  ▪
  that payment of the redemption price, including any accrued and unpaid dividends, will be made upon presentation and surrender of such Series A Preferred Stock.

If fewer than all of the shares of our Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of our Series A Preferred Stock held by such holder to be redeemed.

We are not required to provide such notice in the event we redeem shares of our Series A Preferred Stock in order to maintain our status as a REIT.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of our Series A Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of our Series A Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

All shares of our Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

Our revolving credit facility prohibits us from redeeming or otherwise repurchasing any shares of our capital stock, including our Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem our Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to our Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under "— Conversion Rights" with respect to any shares of our Series A Preferred Stock that we call for redemption.

We will mail to you, if you are a record holder of our Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address as it appears in our stock transfer records. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of our Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of shares of our Series A Preferred Stock to be redeemed;

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  the place or places where the certificates, if any, representing shares of our Series A Preferred Stock are to be surrendered for payment of the redemption price;

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  procedures for surrendering noncertificated shares of our Series A Preferred Stock for payment of the redemption price;

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  that dividends on the shares of our Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date;

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  that payment of the redemption price, including any accrued and unpaid dividends, will be made upon presentation and surrender of such Series A Preferred Stock;

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  that our Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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  that the holders of our Series A Preferred Stock to which the redemption notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption rather than converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of our Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of our Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of our Series A Preferred Stock to be redeemed as described above in "— Optional Redemption."

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of our Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of our Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of our Series A Preferred Stock will terminate. The holders of those shares of our Series A Preferred Stock will retain their right to receive the redemption price (including any accrued and unpaid dividends for their shares through, but not including, the redemption date), without interest.

The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to our Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of our Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

A "Change of Control" is when, after the original issuance of our Series A Preferred Stock, the following have occurred and are continuing:

  ▪
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  ▪
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem our Series A Preferred Stock as described under "— Optional Redemption" or "— Special Optional Redemption," to convert some or all of our Series A Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration"), which is equal to the lesser of:

  ▪
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the "Conversion Rate"); and

  ▪
  2.97796 (i.e., the Share Cap), subject to certain adjustments.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof), or Alternative Form Consideration, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or Alternative Conversion Consideration, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Conversion Consideration).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of our Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of our Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of our Series A Preferred Stock, holders will not be able to convert shares of our Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date rather than converted, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  ▪
  the relevant Change of Control Conversion Date;

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  the number of shares of our Series A Preferred Stock to be converted; and

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  that our Series A Preferred Stock is to be converted pursuant to the applicable provisions of our Series A Preferred Stock.

The "Change of Control Conversion Date" is the date our Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of our Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  ▪
  that our Series A Preferred Stock is to be converted pursuant to the applicable provisions of our Series A Preferred Stock;

  ▪
  if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of our Series A Preferred Stock; and

  ▪
  the number of shares of our Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if our Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Our Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem some or all of the shares of our Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of our Series A Preferred Stock that we call for redemption will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See "— Optional Redemption" and "— Special Optional Redemption" above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock. Notwithstanding any other provision of our Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the stock ownership limits contained in our charter, unless we provide an exemption from this limitation for such holder. See "— Restrictions on Ownership and Transfer" below.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a third party from taking over our company. See the section entitled "Risk Factors," including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other reports filed with the SEC and incorporated by reference herein.

Except as provided above in connection with a Change of Control, our Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

Our Series A Preferred Stock has no maturity date and we are not required to redeem our Series A Preferred Stock at any time. Accordingly, our Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our optional redemption right or, under circumstances where the holders of our Series A Preferred Stock have a conversion right, such holders convert our Series A Preferred Stock into our common stock. Our Series A Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of our Series A Preferred Stock generally do not have any voting rights, except as set forth below.

If dividends on our Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of our Series A Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods with respect to our Series A Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualifies or until the director's right to hold the office terminates, whichever occurs earlier. The election will take place at:

  ▪
  a special meeting called upon the written request of holders of at least 10% of the outstanding shares of our Series A Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

  ▪
  each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our Series A Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.

If and when all accumulated dividends on our Series A Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full, holders of shares of our Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by holders of shares of our Series A Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of our Series A Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to one vote on any matter.

In addition, so long as any shares of our Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (voting together as a single class):

  ▪
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series A Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  ▪
  amend, alter or repeal the provisions of our charter, including the terms of our Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of the company's assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Series A Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our Series A Preferred Stock remains outstanding with the terms of our Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, the company may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of our Series A Preferred Stock receive the greater of the full trading price of our Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of our Series A Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with our Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series A Preferred Stock, voting separately as a class, will also be required.

Holders of shares of our Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of our Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of our Series A Preferred Stock do not have any voting rights with respect to, and the consent of the holders of shares of our Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our Series A Preferred Stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of our Series A Preferred Stock.

In any matter in which Series A Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of our Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our capital stock, which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock, including our Series A Preferred Stock. For a further description of restrictions on ownership and transfer of all series and classes of shares of our capital stock, see "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Transfer Agent

The transfer agent and registrar for our Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our Series A Preferred Stock is listed on the NYSE under the symbol "AHHPrA."

Book-Entry Procedures

Our Series A Preferred Stock is only issued in the form of global securities held in book-entry form. DTC or its nominee is the sole registered holder of our Series A Preferred Stock. Owners of beneficial interests in our Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities is shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in our Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of our Series A Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniformed Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Our Series A Preferred Stock, represented by one or more global securities, is exchangeable for certificated securities with the same terms only if:

  ▪
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

  ▪
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the agents and the Forward Purchaser, relating to the issuance and sale of the offered shares. The offered shares sold in connection with the forward sale agreements, if any, will include only shares of our common stock and will not include any shares of our Series A Preferred Stock. In accordance with the terms of the sales agreement, an aggregate gross sales price of up to $300 million of the offered shares may be offered and sold from time to time through the agents, as our sales agents or, if applicable, the Forward Seller, or directly to the agents, as principals. Sales of the offered shares under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be "at-the-market" offerings, as defined in Rule 415 of the Securities Act, including, without limitation, sales made by means of ordinary brokers' transactions on the NYSE, to or through a market maker at market prices prevailing at time of sale, at prices relating to prevailing market prices or at negotiated prices. The sales agreement and this offering supersede and replace our previous sales agreements and "at-the-market" offering programs, which are no longer effective.

The sales agreement contemplates that, in addition to the issuance and sale by us of the offered shares to or through the agents, we may enter into one or more forward sale agreements with the Forward Purchaser. If we enter into a forward sale agreement with the Forward Purchaser, the Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the Forward Seller, acting as sales agent for the Forward Purchaser, a number of shares of our common stock underlying such forward sale agreement to hedge the Forward Purchaser's exposure under such forward sale agreement. We will not initially receive any proceeds from any sale of borrowed shares of our common stock sold through the Forward Seller.

The expenses of this offering are estimated at approximately $200,000 and are payable by us.

In connection with the sale of the offered shares, the agents and the Forward Purchaser may be deemed to be "underwriters" within the meaning of the Securities Act and the compensation of the agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the agents and the Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make because of those liabilities.

Our common stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If either we or an agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied, that party will promptly notify the other and sales of our common stock under the sales agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and such agent's judgment.

Sales of the offered shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant agent may agree.

We will report at least quarterly the aggregate number of the offered shares sold through the agents, as our sales agents, the net proceeds to us from such sales and the compensation paid by us to the agents in connection with such sales.

The offering of the offered shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of the maximum aggregate amount of the offered shares subject to the sales agreement and (2) the termination of the sales agreement by us or the agents and the Forward Purchaser (as to themselves) at any time in each of our sole discretion.

Sales Through or To Our Sales Agents

From time to time during the term of the sales agreement, we may deliver an issuance notice to one of the agents with the maximum amount of the offered shares to be sold and the minimum per share price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agreement each agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares of our common stock on such terms. Offers and sales, if any, will be made by only one agent on any given day. We or an agent may suspend the offering of the offered shares at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of the offered shares will occur on the second business day following the date on which any sales are made, unless we agree otherwise in writing with the applicable agent. The obligation of each agent under the sales agreement to sell the offered shares pursuant to an issuance notice is subject to certain conditions, which such agent reserves the right to waive in its sole discretion.

We may also sell some or all of the offered shares to an agent as principal for its own account at a price agreed upon at the time of sale. If we sell the offered shares to an agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay each agent commissions for its services in acting as our sales agent and/or principal in the sale of the offered shares. Each agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of all the offered shares sold through it from time to time, as our sales agent, under the applicable sales agreement.

Sales Through Forward Seller

If we enter into a forward sale agreement with the Forward Purchaser, the Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the related agent, acting as sales agent for the Forward Purchaser, a number of shares of our common stock underlying such forward sale agreement to hedge the Forward Purchaser's exposure under such forward sale agreement. The offered shares sold in connection with the forward sale agreements, if any, will include only shares of our common stock and will not include any shares of our Series A Preferred Stock.

In connection with any forward sale agreement, we will deliver an instruction to the Forward Seller to sell such shares on behalf of the Forward Purchaser. Upon its acceptance of such instruction, such agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock, on the terms and subject to the conditions set forth in the sales agreement. We may instruct the Forward Seller as to the amount of shares of our common stock to be sold and may also instruct such agent not to sell such shares of our common stock if the sales cannot be effected at or above a price designated by us. We or the applicable agent may at any time immediately suspend the offering of shares of our common stock through the Forward Seller, upon notice to the other parties.

In connection with each forward sale agreement, we will pay the applicable agent a commission, in the form of a reduction to the initial forward price payable under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed shares of our common stock sold through the Forward Seller, during the applicable forward selling period for such shares. We refer to this commission as the "forward selling commission."

We expect that settlement between the Forward Purchaser and the Forward Seller, for sales of borrowed shares of our common stock, as well as settlement between such agent and buyers of such shares in the market, will occur on the second business day (or such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds to the Forward Purchaser. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of the Forward Seller under the sales agreement are subject to a number of conditions, which the Forward Seller may waive in its sole discretion.

Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser, a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, elect cash settlement or net share settlement, as described below. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement through the Forward Seller to hedge the Forward Purchaser's exposure under such forward sale agreement. Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not initially receive any proceeds from any sale of borrowed shares of our common stock sold through the Forward Seller.

We currently expect to fully physically settle each forward sale agreement with the Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, as discussed below, we generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares of our common stock we have agreed to sell under such forward sale agreements. If we elect to or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the Forward Purchaser equal to the product of (1) the forward price per share, adjusted in accordance with the forward price adjustment provisions of such forward sale agreement and (2) the number of shares of our common stock underlying such forward sale agreement as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our shares of common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share, FFO per share and return on equity.

Except under the circumstances described below, we generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any of the shares of our common stock underlying such forward sale agreement. If we elect cash or net share settlement of any part of any forward sale agreement, we would expect the Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

  ▪
  return shares of our common stock to securities lenders to unwind the Forward Purchaser's hedge (after taking into consideration any shares of our common stock to be delivered by us to the Forward Purchaser, in the case of net share settlement); and, if applicable,

  ▪
  in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of shares of our common stock at which these purchases by the Forward Purchaser are made is below the relevant forward price, the Forward Purchaser will pay us such difference in cash (if we cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we net share settle). If the price of our common stock at which these purchases are made exceeds the applicable forward price, we will pay the Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from the Forward Purchaser, or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to the Forward Purchaser.

In addition, the purchase of shares of our common stock by the Forward Purchaser or its affiliate to unwind the Forward Purchaser's hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases, thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe the Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that the Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.

The Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, the portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and to require us to settle on a date specified by the Forward Purchaser if:

  ▪
  it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement in a commercially reasonable manner because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan fee to borrow shares of common stock in excess of a specified threshold;

  ▪
  we declare any dividend, issue or distribution on shares of our common stock that is payable in (a) cash that exceeds specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than on shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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  certain ownership thresholds applicable to the Forward Purchaser and its affiliates are or would be exceeded;

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  an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a delisting of our common stock or change in law; or

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  certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with the particular forward sale agreement (each as more fully described in the particular forward sale agreement).

The Forward Purchaser's decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, FFO per share and return on equity.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.

Other Activities and Relationships

Some of the agents and their affiliates have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of Regions Securities LLC (an agent in this offering) acts as syndicate agent and joint lead arranger under our revolving credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our revolving credit facility. As a result, this affiliate will receive its proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds from this offering.

If we enter into a forward sale agreement with the Forward Purchaser, the Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the Forward Seller, acting as sales agent for the Forward Purchaser, a number of shares of our common stock underlying such forward sale agreement to hedge the Forward Purchaser's exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the Forward Purchaser (or one or more of its affiliates). Such entity will be either an agent or its affiliate. As a result, an agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

 LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Morrison & Foerster LLP, including the validity of the offered shares offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters. Goodwin Procter LLP will act as counsel to the agents. Sidley Austin LLP will act as special product counsel for the Forward Seller and the Forward Purchaser.

EXPERTS

The consolidated financial statements of Armada Hoffler Properties, Inc. appearing in Armada Hoffler Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Armada Hoffler Properties, Inc.'s internal control over financial reporting as of December 31, 2019 have been audited by Ernst and Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our financial position. Any statement contained in a document that is incorporated by reference into this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2019;

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  our Current Report on Form 8-K filed with the SEC on February 24, 2020;

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  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019;

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  our Registration Statement on Form 8-A, filed with the SEC on May 3, 2013, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-187513), and all reports filed for the purpose of updating such description; and

  ▪
  the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 17, 2019, and all reports filed for the purpose of updating such description.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by us, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request for a copy of any such documents should be addressed to Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462, Attention: Corporate Secretary.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights

        We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

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  Shares of our common stock, $0.01 par value per share, or our common stock;

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  Shares of our preferred stock, $0.01 par value per share, or our preferred stock;

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  Depositary shares representing our preferred stock, or depositary shares;

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  Warrants to purchase our common stock, preferred stock or depositary shares; and

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  Rights to purchase our common stock or preferred stock.

        We refer to our common stock, preferred stock, depositary shares, warrants and rights registered hereunder collectively as the "securities."

        We or the selling securityholders, as applicable, will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities being offered. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. The securities also may be resold, from time to time, by selling securityholders. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 51. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities and, if applicable, information about the selling securityholders.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "AHH." Our 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, or our Series A preferred stock, is listed on the NYSE under the symbol, "AHHPrA."

        See "Risk Factors" beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 9, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer securities, we or the selling securityholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time and, if applicable, information about the selling securityholders. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in "Incorporation of Certain Information by Reference" below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        Unless the context requires otherwise, references in this prospectus to "we," "our," "us" and "our company" refer to Armada Hoffler Properties, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Armada Hoffler, L.P., a Virginia limited partnership, or our Operating Partnership, of which we are the sole general partner.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents that we incorporate by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance, expected net operating income for acquisitions and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated fund from operations, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate," "believe," "expect," "intend," "may," "might," "plan," "estimate," "project," "should," "will," "result," and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

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  our failure to develop the properties in our development pipeline successfully, on the anticipated timelines, or at the anticipated costs;

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  our failure to generate sufficient cash flows to service our outstanding indebtedness;

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  defaults on, early terminations of, or non-renewal of leases by tenants, including significant tenants;

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  bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

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  the inability of one or more mezzanine loan borrowers to repay mezzanine loans in accordance with their contractual terms;

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  difficulties in identifying or completing development, acquisition, or disposition opportunities;

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  our failure to successfully operate developed and acquired properties;

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  our failure to generate income in our general contracting and real estate services segment in amounts that we anticipate;

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  fluctuations in interest rates and increased operating costs;

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  our failure to obtain necessary outside financing on favorable terms or at all;

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  our inability to extend the maturity of or refinance existing debt or comply with the financial covenants in the agreements that govern our existing debt;

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  financial market fluctuations;

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  risks that affect the general retail environment or the market for office properties or multifamily units;

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  the competitive environment in which we operate;

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  decreased rental rates or increased vacancy rates;

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  conflicts of interests with our officers and directors;

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  lack or insufficient amounts of insurance;

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  environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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  other factors affecting the real estate industry generally;

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  our failure to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

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  limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification as a REIT for U.S. federal income tax purposes;

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  changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

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  potential negative impacts from the recent changes to the U.S. tax laws.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events, or other changes after the date of this prospectus, except as required by applicable law. We caution investors not to place undue reliance on these forward-looking statements. For a further discussion of these risks and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors" on page 5 of this prospectus and under Item 1A, "Risk Factors," beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our other reports filed with the SEC incorporated by reference herein.

 OUR COMPANY

        We are a full-service real estate company with extensive experience developing, building, owning, and managing high-quality, institutional-grade office, retail, and multifamily properties in attractive markets primarily throughout the Mid-Atlantic and Southeastern United States. In addition to the ownership of our operating property portfolio, we develop and build properties for our own account and through joint ventures between us and unaffiliated partners and also invest in development projects through mezzanine lending arrangements. We also provide general contracting services to third parties. Our construction and development experience includes mid- and high-rise office buildings, retail strip malls and retail power centers, multifamily apartment communities, hotels and conference centers, single- and multi-tenant industrial, distribution, and manufacturing facilities, educational, medical and special purpose facilities, government projects, parking garages, and mixed-use town centers.

        We were formed on October 12, 2012 under the laws of the State of Maryland and are headquartered in Virginia Beach, Virginia. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2013. Substantially all of our assets are held by, and all of our operations are conducted through, our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of December 31, 2019, we owned, through a combination of direct and indirect interests, 72.6% of the Class A units of limited partnership interest in our Operating Partnership, or operating partnership units.

        Our principal executive office is located at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462 in the Armada Hoffler Tower at the Virginia Beach Town Center. In addition, we have construction offices located at 222 Central Park Avenue, Suite 1000, Virginia Beach, Virginia 23462 and 1300 Thames Street, Suite 30, Baltimore, Maryland 21231. The telephone number for our principal executive office is (757) 366-4000. We maintain a website at www.armadahoffler.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC. For information regarding how to contact us, see "Where to Find Additional Information."

 RISK FACTORS

        You should consider carefully consider the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of securities pursuant to this prospectus to our Operating Partnership in exchange for operating partnership units. Our Operating Partnership will subsequently use the net proceeds from the sale of securities under this prospectus to potentially acquire or develop additional properties and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities, in each case, in a manner that is consistent with maintaining our qualification as a REIT.

        Unless otherwise described in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

        The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference. See "Where To Find Additional Information" for information on how to obtain documents from us, including our charter and bylaws.

General

        We are authorized to issue 600,000,000 shares of our capital stock, consisting of 500,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of our preferred stock, $0.01 par value per share, or our preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of March 6, 2020, we had 56,491,006 shares of our common stock outstanding. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Dividends, Liquidation and Other Rights

        Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:

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  have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

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  are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

        There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.

Voting Rights of Common Stock

        Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. In uncontested elections, in which the number of director nominees equals the number of directors to be elected at the meeting, a director will be elected only by the affirmative vote of a majority of the total votes cast "for," "against" or affirmatively withheld at a meeting of stockholders duly called and at which a quorum is present. However, in any contested election, in which the number of director nominees exceeds the number of directors to be elected at the meeting, directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. There is no cumulative voting in the election of our directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Power to Reclassify and Issue Stock

        Our board of directors may classify any unissued shares of our preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and bylaws, it is not a complete description of our charter and bylaws, copies of which are filed as exhibits to, and are incorporated by reference into, the registration statement of which this prospectus is a part, or of Maryland law. See "Where To Find Additional Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased by our board of directors, but may not be less than the minimum number required under the MGCL, which is one, or more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

        Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. In uncontested elections, in which the number of director nominees equals the number of directors to be elected at the meeting, a director will be elected only by the affirmative vote of a majority of the total votes cast "for," "against" or affirmatively withheld at a meeting of stockholders duly called and at which a quorum is present. However, directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our secretary of receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements for advance notice of stockholder nominees set forth in our bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of our definitive proxy statement with the the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

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  the corporation's board of directors will be divided into three classes;

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  the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

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  the number of directors may be fixed only by vote of the directors;

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  a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

        We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. In addition, without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, (2) vest in our board of directors the exclusive power to fix the number of directors and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is prohibited from electing to classify into three classes without first obtaining stockholder approval.

Meetings of Stockholders

        Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendments to our Charter and Bylaws

        Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

        Our board of directors shall have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws; provided, however, that, pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder or group of no more than six stockholders:

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  each of which provides our secretary a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of our bylaws and is otherwise permitted by applicable law;

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  that owned at least one percent or more of our common stock outstanding from time to time continuously for at least one year as of both the date the notice is delivered or mailed to and received by our secretary in accordance with our bylaws and the close of business on the record date for determining the stockholders entitled to vote at such annual meeting or special meeting of stockholders; and

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  that continuously owns such shares of common stock through the date of such annual meeting or special meeting of stockholders,

our stockholders have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of our bylaws and to adopt new bylaws, except that our stockholders do not have the power to alter, adopt or repeal or adopt any provision inconsistent with provisions relating to indemnification and advance of expenses or the amendment of our bylaws without the approval of the board of directors.

Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

        Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution

        Our dissolution must be declared advisable by a majority of our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

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  supermajority vote and cause requirements for removal of directors;

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  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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  provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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  the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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  the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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  the restrictions on ownership and transfer of our stock; and

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  advance notice requirements for director nominations and stockholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed, or the business combination is not approved by our board of directors, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

        Subject to certain exceptions, our charter contains certain ownership limits with respect to our stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see "Restrictions on Ownership and Transfer."

Limitation of Liability and Indemnification of Directors and Officers

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

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  any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF PREFERRED STOCK

        The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws.

General

        Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share, of which 2,930,000 shares were classified and designated as our Series A preferred stock as of March 6, 2020. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of March 6, 2020, 2,530,000 shares of our Series A preferred stock were issued and outstanding and no other shares of our preferred stock were issued and outstanding.

        Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.

        The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

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  the title and stated value of such preferred stock;

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  the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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  the procedures for any auction and remarketing, if any, for such preferred stock;

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  the provisions for a sinking fund, if any, for such preferred stock;

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  the provisions for redemption, if applicable, of such preferred stock;

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  any listing of such preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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  a discussion of U.S. federal income tax considerations applicable to such preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Series A Preferred Stock

        Our Series A preferred stock ranks senior to our common stock with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, on parity with any class or series of our capital stock expressly designated as ranking on parity with our Series A preferred stock, junior to any other class or series of our capital stock expressly designated as ranking senior to our Series A preferred stock, none of which exists on the date hereof, and junior in right of payment to our existing and future indebtedness.

        Holders of shares of our Series A preferred stock are entitled to receive cumulative cash dividends on our Series A preferred stock, when, as and if authorized by our board of directors and declared by us from and including the original issue date, payable quarterly in arrears at the rate of 6.75% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.6875 per share). In the event of any liquidation, dissolution or winding up of the Company, the holders of our Series A preferred stock shall be entitled to receive a liquidating distribution in the amount of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the final date of payment.

        Holders of our Series A preferred stock generally have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of our Series A preferred stock (voting together as a single class with the holders of all other classes or series of parity preferred stock) will be entitled to elect two additional directors at a special meeting called upon the request of the holders of at least 10% of the outstanding shares of our Series A preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable or at our next annual meeting and each subsequent annual meeting of stockholders, until all accrued and unpaid dividends on our Series A preferred stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full.

Special Optional Redemption

        Upon the occurrence of a change of control (as defined in the articles supplementary designating the terms of our Series A preferred stock), we have a special optional redemption right that enables us to redeem our Series A preferred stock, in whole or in part and within 120 days after the first date on which a change of control has occurred resulting in neither the Company nor the surviving entity having a class of common stock listed on the NYSE, NYSE American, or NASDAQ or the acquisition of beneficial ownership of its stock entitling a person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in election of directors. The special optional redemption price is $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but excluding, the date of redemption.

        Upon the occurrence of a change of control, holders will have the right (unless we have elected to exercise our special optional redemption right to redeem our Series A preferred stock) to convert some or all of such holder's Series A preferred stock into a number of shares of our common stock equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the change of control conversion date (unless the change of control conversion date is after a record date for a Series A preferred stock distribution payment and prior to the corresponding Series A preferred stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the common stock price (as defined in the articles supplementary designating the terms of the Series A preferred stock); and

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  2.97796, the share cap, subject to certain adjustments;

subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the articles supplementary designating the terms of the Series A preferred stock.

Transfer Agent and Registrar.

        The transfer agent and registrar for our Series A preferred stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

        Our Series A preferred stock is listed on the NYSE under the symbol "AHHPrA."

Restrictions on Ownership and Transfer

        Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, including our Series A preferred stock and excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see "Restrictions on Ownership and Transfer."

Certain Provisions of Maryland Law and Our Charter and Bylaws

        See "Certain Provisions of Maryland Law and Our Charter and Bylaws."

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership restrictions of our charter. See "Restrictions on Ownership and Transfer."

DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title and issuer of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of U.S. material federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

        Holders of warrants will be subject to the ownership restrictions of our charter. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

  •
  the date for determining the stockholders entitled to the rights distribution;

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  the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  any special U.S. federal income tax consequences; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

        Holders of rights will be subject to the ownership restrictions of our charter. See "Restrictions on Ownership and Transfer."

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order to qualify as a REIT under the Code our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of directors believes it is at present essential for us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.

        Our charter also prohibits any person from:

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  beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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  transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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  beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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  beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code including, but not limited to, as a result of any hotel management companies failing to qualify as an "eligible independent contractor" under the REIT rules.

        Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.

        Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and preferred stock and our election to be taxed as a REIT. The material U.S. federal income tax considerations that you may consider relevant in connection with the acquisition, ownership and disposition of our depositary shares, warrants and rights, as well as any additional considerations applicable to our preferred stock due to the specific terms thereof, will be discussed in the applicable prospectus supplement. As used in this section, the terms "we" and "our" refer solely to Armada Hoffler Properties, Inc. and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes.

        This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under "—Taxation of Tax-Exempt Stockholders"), financial institutions, broker-dealers, individuals subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "—Taxation of Non-U.S. Stockholders") and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a "capital asset" for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We were organized on October 12, 2012 as a Maryland corporation. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to maintain our qualification for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

        The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

        In connection with the filing of this registration statement, Morrison & Foerster LLP has rendered an opinion to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2013 through December 31, 2019, and our prior, current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2020 and thereafter. Investors should be aware that Morrison & Foerster LLP's opinion is based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Morrison & Foerster LLP's opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Morrison & Foerster LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Morrison & Foerster LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see "—Failure to Qualify as a REIT" below.

        If we qualify as a REIT, generally we will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:

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  We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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  We will be subject to tax, at the highest U.S. federal corporate income tax rate, on net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

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  We will be subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

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  the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

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  a fraction intended to reflect our profitability.

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  If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under "—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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  Generally, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, or TRS, that are not conducted on an arm's length basis.

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  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate applicable if we elect to recognize such gain immediately or subsequently recognize gain on the taxable disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

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  the amount of gain that we recognize at the time of the sale or disposition, and

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  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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  The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

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  We may elect to retain and pay income tax on our net capital gain.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes, on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        A REIT is a corporation, trust or association that satisfies each of the following requirements:

          (1)   It is managed by one or more trustees or directors;

          (2)   Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

          (3)   It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;

          (4)   It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

          (5)   At least 100 persons are beneficial owners of its stock or shares of beneficial interest(determined without reference to any rules of attribution);

          (6)   Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;

          (7)   It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

          (8)   It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

          (9)   It meets certain other requirements, described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

        We must satisfy requirements 1 through 4, and 8, during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Our charter provides for restrictions regarding the ownership and transfer of our stock. We believe that we have sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. For purposes of requirement 8, we have adopted December 31 as our year-end for U.S. federal income tax purposes, and thereby satisfy this requirement.

        Qualified REIT Subsidiaries.    A "qualified REIT subsidiary", or QRS, generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a QRS is treated as a division of the REIT and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a QRS are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the QRS. Consequently, in applying the REIT requirements described herein, the separate existence of any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.

        An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.

        Taxable REIT Subsidiaries.    A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities automatically is treated as a TRS without an election.

        Unlike a QRS, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. We will not be treated as holding the assets of any TRS or as receiving the income earned by any TRS. Rather, we will treat the stock issued by any TRS as an asset and will treat any distributions paid to us from any TRS as income. This treatment may affect our compliance with the gross income tests and asset tests.

        Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

        A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or the disposition of property held for sale to customers. See "—Gross Income Tests—Rents from Real Property" and "—Gross Income Tests—Prohibited Transactions."

Gross Income Tests

        We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year generally must consist of the following:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

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  gain from the sale of real estate assets other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code;

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  income and gain derived from foreclosure property; and

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  income derived from the temporary investment of new capital attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

        The term "real estate assets" also includes debt instruments of "publicly offered REITs," personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

        Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from "hedging transactions," as defined in "—Hedging Transactions," that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

        The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.

        Rents from Real Property.    Rent that we receive for the use of our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

        First, the rent must not be based in whole or in part on the income or profits of any person. However, rent will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages generally:

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  are fixed at the time the leases are entered into;

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  are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

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  conform with normal business practice.

        We intend to set and accept rents in compliance with the rules above and not to any extent determined by reference to any person's income or profits.

        Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a "related-party tenant." The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified).

        Under an exception to the related-party tenant rule, rent that we receive from a TRS lessee will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRS lessees and related-party tenants, and (2) the amount paid by the TRS lessee to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

        Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, to the tenants of our properties other than through (i) an independent contractor from whom we do not derive or receive any income or (ii) a TRS. However, we generally may provide services directly to our tenants to the extent that such services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided primarily for the tenants' convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a TRS, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from the related property. If the rent from a lease does not qualify as "rents from real property" because we furnish noncustomary services having a value in excess of 1% of our gross income from the related property to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from the property will qualify as "rents from real property." We have not performed, and do not intend to provide, any noncustomary services to our tenants unless such services are provided through independent contractors from whom we do not derive or receive any income or TRSs.

        Fourth, rent attributable to any personal property leased in connection with a lease of real property will not qualify as "rents from real property" if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. We do not and do not intend to lease significant amounts of personal property pursuant to our leases.

        Fifth, the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases.

        We believe rents received under our leases generally qualify as "rents from real property" and any income attributable to noncustomary services or personal property will not jeopardize our ability to maintain our qualification as a REIT. However, there can be no assurance that the IRS would not challenge our conclusions, or that a court would agree with our conclusions. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        Interest.    Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or on an interest in real property. For purposes of the 75% and 95% gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        We may provide mortgage loans. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire or originate the loan then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and interest income that qualifies for purposes of the 75% gross income test. We anticipate that the interest on our mortgage loans generally would be treated as qualifying income for purposes of the 75% gross income test.

        Certain mezzanine loans are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate typically may not meet all of the requirements for reliance on this safe harbor. Nevertheless, if we invest in mezzanine loans, we intend to do so in a manner that will enable us to satisfy the gross income tests and asset tests.

        In addition, investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments, and certain gains from such investments may be treated as ordinary income.

        Dividends.    Our share of any dividends received from any corporation or entity treated as a corporation for U.S. federal income tax purposes (including any TRS, but excluding any REIT or QRS) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. Any dividends received by us from a QRS will be excluded from gross income for purposes of the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, or (4) the REIT satisfies the requirements of clause (2) applied by substituting "20%" for "10%" and the 3-year average adjusted bases percentage for the taxable year does not exceed 10% or (5) the REIT satisfies the requirements of clause (3) applied by substituting "20%" for "10%" and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

        We will attempt to comply with the terms of the foregoing safe-harbor. However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We may hold and dispose of certain properties through a TRS if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property by a TRS, although such income will be taxed to the TRS at U.S. federal corporate income tax rates.

        Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Gross income from foreclosure property will qualify under the 75% and 95% gross income tests.

        Hedging Transactions.    From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries' assets or liabilities. Our or our subsidiaries' hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (1) any transaction entered into in the normal course of our or our subsidiaries' trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income for purposes of the gross income tests.

        Failure to Satisfy Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

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  our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

        We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, under the "75% asset test," at least 75% of the value of our total assets generally must consist of:

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  cash or cash items, including certain receivables and shares in certain money market funds;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  interests in personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  stock or shares of beneficial interest in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

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  personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease; and

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  debt instruments issued by "publicly offered REITs"

        Second, under the "5% asset test," of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

        Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer's outstanding securities, or the "10% vote test," or more than 10% of the value of any one issuer's outstanding securities, or the "10% value test."

        Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

        Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of "publicly offered REITs" to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of "publicly offered REITs" in the meaning of real estate assets, as described above.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term "securities" also does not include: certain "straight debt" securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may originate. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

        Failure to Satisfy Asset Tests.    We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

        In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

        Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and excluding any net capital gain, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement to the extent of our earnings and profits for such prior taxable year.

        We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for the year,

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  95% of our REIT capital gain net income for the year, and

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  any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

        We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize U.S. federal corporate income tax and avoid the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for U.S. federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

        For taxable years beginning before January 1, 2015, in order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule for publicly offered REITs was repealed for distributions made in taxable years beginning after December 31, 2014. We believe that we are, and expect we will continue to be, a "publicly offered REIT," and as such, we are no longer subject to these preferential dividend requirements. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

        To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year, and we intend to distribute any non-REIT earnings and profits that we may accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Recordkeeping Requirements

        We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at U.S. federal corporate income tax rates. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct amounts distributed to our stockholders, and we would not be required to distribute any amounts to our stockholders for that year. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        For purposes of our discussion, the term "U.S. stockholder" means a beneficial owner of our stock that, for U.S. federal income tax purposes, is:

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  an individual citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes (a "partnership") holds our stock, the U.S. federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. Partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our stock by the partnership.

        Distributions.    If we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. stockholders. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Furthermore, our ordinary dividends also generally will not qualify for the preferential long-term capital gain tax rate applicable to "qualified dividends" unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by us from non-REIT corporations, such as any TRSs, or (ii) income recognized by us and on which we have paid U.S. federal corporate income tax. We do not expect a meaningful portion of our ordinary dividends to be eligible for taxation as qualified dividends. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, as a qualified business income deduction, which will reduce the effective tax rate on such dividends.

        Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

        Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay U.S. federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the U.S. federal corporate income tax we paid. The U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal corporate income tax we paid.

        A U.S. stockholder will not incur U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder's adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder's adjusted basis in our stock. The excess of any distribution to a U.S. stockholder over both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain and long-term capital gain if the stock has been held for more than one year.

        U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

        Dispositions.    In general, a U.S. stockholder will recognize gain or loss on the sale or other taxable disposition of our stock in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. stockholder's adjusted tax basis in such stock. A U.S. stockholder's adjusted tax basis in our stock generally will equal the U.S. stockholder's acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. Such gain or loss generally will be long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year and short-term capital gain or loss otherwise. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year.

        Redemptions.    A redemption of our stock solely for cash will be treated, under Section 302 of the Code, as a distribution rather than disposition unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated instead as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described above. Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is "substantially disproportionate" with respect to the stockholder's interest in our stock; (2) results in a "complete termination" of the stockholder's interest in all classes of our stock; or (3) is "not essentially equivalent to a dividend" with respect to the stockholder. In determining whether any of these exceptions apply, stock considered owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because determining whether any of the exceptions under Section 302(b) of the Code will be satisfied with respect to a particular redemption depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, as described above. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the redeemed stock if the redemption is treated as a distribution. We urge prospective investors to consult their own tax advisors to determine the impact of any lost adjusted tax basis.

        Conversions of Preferred Stock into Common Stock.    A U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible preferred stock into our common stock. Except as provided below, a U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted shares of preferred stock if such conversion is non-taxable (less that portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any shares of common stock received in a conversion attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss would be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year.

        Other Considerations.    U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any "passive activity losses" against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations.

        Tax Rates.    The maximum U.S. federal income tax rate on ordinary income and short-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 37%, and the maximum U.S. federal income tax rate on long-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 20%. However, the maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as a capital gain dividend (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of "section 1250 property."

        Additional Medicare Tax.    Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts, or "qualified trusts," and individual retirement accounts and annuities, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their "unrelated business taxable income," or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of any distribution that it received from us would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

        Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

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  we are classified as a "pension-held REIT"; and

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  the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

        We will be classified as a "pension-held REIT" if:

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

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  either:

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  one qualified trust owns more than 25% of the value of our stock; or

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  a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

        As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a "pension-held REIT," and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        For purposes of our discussion, the term "non-U.S. stockholder" means a beneficial owner of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

        We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

        Distributions.    Distributions to a non-U.S. stockholder (i) out of our current and accumulated earnings and profits, (ii) not attributable to gain from our sale or exchange of a "United States real property interest," or a USRPI, and (iii) not designated by us as a capital gain dividend will be subject to a withholding tax at a rate of 30% unless:

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  a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), to us evidencing eligibility for that reduced rate; or

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  the non-U.S. stockholder submits an IRS Form W-8ECI (or any applicable successor form) to us claiming that the distribution is income effectively connected to a U.S. trade or business of such stockholder.

        A non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business in the same manner as a U.S. stockholder. In addition, a corporate non-U.S. stockholder may be subject to a 30% branch profits tax with respect to any such distribution.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such excess does not exceed such non-U.S. stockholder's adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder's adjusted basis in our stock. The excess of a distribution over both our current and accumulated earnings and profits and the non-U.S. stockholder's adjusted basis in our stock will be taxed, if at all, as gain from the sale or disposition of our stock. See "—Dispositions" below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits.

        Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution. To the extent that we do not do so, we nevertheless may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. A non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, distributions attributable to gains from the sale or exchange by us of USRPIs are treated like income effectively connected with the conduct of a U.S. trade or business, generally are subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the non-U.S. stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

        If a non-U.S. stockholder holds stock of a class of our stock that is not regularly traded on an established securities market in the United States or if a non-U.S. stockholder owned more than 10% of a class of our stock any time during the one-year period preceding the distribution, gain distributions to such non-U.S. stockholder with respect to such class attributable to our sales of USRPIs would be subject to tax under FIRPTA. Unless you are a qualified shareholder or a qualified foreign pension fund (both as defined below), we are required to withhold 21% of any distribution to a non-U.S. stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability.

        In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds"

within the meaning of Section 897(l) are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Although not free from doubt, amounts we designate as retained capital gains in respect of stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        Dispositions.    Non-U.S. stockholders may incur tax under FIRPTA with respect to gain recognized on a disposition of our stock unless one of the applicable exceptions described below applies. Any gain subject to tax under FIRPTA generally will be taxed in the same manner as it would be in the hands of U.S. stockholders. In addition, the purchaser of such stock could be required to withhold 15% of the purchase price for such stock and remit such amount to the IRS.

        Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock as long as, at all times during a specified testing period, we are "domestically controlled," i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. In addition, even if we are not domestically controlled, if a class of our stock is "regularly traded" on an established securities market, a non-U.S. stockholder that owned, actually or constructively, 10% or less of such class of stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. Moreover, although not entirely clear, if any class of our stock is "regularly traded" on an established securities market, a non-U.S. stockholder generally will not incur tax under FIRPTA on gain from a sale of stock of a class that is not "regularly traded" provided such non-U.S. stockholder owned stock of such class representing 5% (or possibly 10%) or less, by fair market value, of the lowest fair market value "regularly traded" class of our stock at the time of such sale. In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are also not qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

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  the gain is effectively connected with the conduct of the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder generally will incur a 30% tax on its capital gains.

        U.S. Federal Income Tax Returns.    If a non-U.S. shareholder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or preferred stock or on distributions, the non-U.S. shareholder will be required to file a U.S. federal income tax return.

        Redemptions.    Unless certain FIRPTA provisions apply, as discussed above under "—Taxation of U.S. Stockholders—Redemptions", a redemption of our stock solely for cash will be treated, under Section 302 of the Code, as a distribution rather than disposition unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated instead as a sale of stock, in which case the redemption will be treated in the same manner as a disposition described above. Because determining whether any of the exceptions described above will be satisfied with respect to a particular redemption depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, as described above. However, if a distribution in redemption of stock otherwise treated as a disposition under Section 302 of the Code is attributable to gains from the sale or exchange by us of USRPIs, such distribution may be taxed under FIRPTA in the same manner as other distributions by us that are attributable to gains from the sale or exchange of USRPIs, as discussed above, rather than as a disposition.

        Conversions of Preferred Stock into Common Stock.    Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible preferred stock into our common stock, provided the preferred stock does not constitute a USRPI. Even if the preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock (other than with respect to any cash received in lieu of a fractional share of common stock) provided certain reporting requirements are satisfied. If our convertible preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder's common stock received over such non-U.S. stockholder's adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. Except as provided below, a non-U.S. stockholder's basis and holding period in the common stock received upon conversion will be the same as those of the converted preferred stock if such conversion is non-taxable (but such basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash as described below). Any common stock received in a conversion attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock. Non-U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges common stock received on a conversion of preferred stock for cash or other property.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 24%) with respect to distributions unless the stockholder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a "U.S. person" that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA

        The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that is treated as having an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Recently proposed Treasury Regulations, which may be relied upon pending finalization, eliminate FATCA withholding on the gross proceeds from the sale or other disposition of our stock.

        If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Possible Application of "Fast-Pay Stock" Rules

        We have, and may continue to have, series of preferred stock outstanding of which we may issue additional shares pursuant to a "reopening" or "at-the-market" offering. If we issue any preferred shares at a price that exceeds their redemption price by more than a de minimis amount, such shares could be considered "fast-pay stock" under Treasury Regulations promulgated under Section 7701(l) of the Code (the "Fast-Pay Stock Regulations").

        Under the Fast-Pay Stock Regulations, if stock of a REIT is structured so that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder's investment (rather than a return on the stockholder's investment), the stock is characterized as "fast-pay stock," resulting in the adverse tax consequences described below. Under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, our preferred stock is presumed to be fast-pay stock if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under certain other Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. Apart from the Fast-Pay Stock Regulations, no meaningful guidance exists regarding the determination of whether a dividend economically constitutes a return of investment for these purposes or how a taxpayer could clearly demonstrate otherwise.

        If, as a result of being issued at a price in excess of their redemption price, any shares of our preferred stock are determined to be fast-pay stock ("Fast-Pay Stock"), the U.S. federal income tax treatment of the holders of such Fast-Pay Stock (the "FP Stockholders") would not be as described above and the U.S. federal income tax treatment of our other stockholders (the "NFP Stockholders") also would be impacted. Specifically, for U.S. federal income tax purposes:

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  The FP Stockholders would be treated as having purchased financing instruments from the NFP Stockholders. Such financing instruments would be deemed to have the same terms as the Fast-Pay Stock.

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  Payments made by us on the Fast-Pay Stock would be deemed to be made by us to the NFP Stockholders, and the NFP Stockholders would be deemed to pay equal amounts to the FP Stockholders under the deemed financing instruments.

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  Any Fast-Pay Stock would not be fungible for U.S. federal income tax purposes with other shares of preferred stock.

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  If an NFP Stockholder sells its shares of our stock, in addition to any consideration actually paid and received for such stock, (i) the buyer would be deemed to pay, and such NFP Stockholder would be deemed to receive, the amount necessary to terminate the NFP Stockholder's position in the deemed financing instruments at fair market value, and (ii) the buyer would be deemed to issue a financing instrument to the appropriate FP Stockholders in exchange for the amount necessary to terminate the NFP Stockholder's position in the deemed financing instruments. For any transactions that are not sales but affect our stock that is not Fast-Pay Stock, the parties to the transaction must make appropriate adjustments to properly take into account the Fast-Pay Stock arrangement.

        While the character of the deemed payments and deemed financing instruments (for example, stock or debt) described above are determined under general U.S. federal income tax principles and depend on all the facts and circumstances, there is a lack of meaningful guidance regarding the consequences to us and the FP and NFP Stockholders regarding the payments deemed made and received. For example, dividends received by the FP Stockholders generally could be treated as (i) additional dividend income to the NFP Stockholders and (ii) ordinary income, in whole or in part, to the FP Stockholders. In addition, the extent to which NFP Stockholders could deduct payments deemed made on the financing instruments and the withholding taxes and information reporting requirements that could apply are uncertain.

        Transactions involving fast-pay stock arrangements are treated as "listed transactions" for U.S. federal income tax purposes. Thus, if any preferred stock issued by us is treated as fast-pay stock, we and our stockholders would be required to report our and their participation in the transaction on Internal Revenue Service ("IRS") Form 8886 on an annual basis with our and their U.S. federal income tax returns and also would be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Additionally, treatment as a listed transaction would mean that certain of our "material advisors" (as defined under applicable Treasury Regulations) also would be required to file a disclosure statement with the IRS. Certain of our advisors could decide to file disclosure statements with the IRS on a protective basis to avoid the risk of penalties even if it is uncertain that our preferred stock is in fact fast-pay stock or that such advisor is a "material advisor".

        Although not free from doubt, even if shares of our existing classes of preferred stock are issued for a price that exceeds their redemption price by more than the de minimis amount allowed by the Fast-Pay Stock Regulations, currently we do not believe such shares would be, and we do not intend to treat such shares as, fast-pay stock for U.S. federal income tax purposes. However, there is no meaningful authority (beyond the Fast-Pay Stock Regulations discussed above) addressing whether stock such as our preferred stock is fast-pay stock, and thus we cannot guarantee that the IRS will not successfully challenge our position. If the IRS were to successfully challenge our position, our stockholders may be subject to the adverse tax consequences summarized above. Prospective stockholders should consult their own tax advisors as to the application of these rules to their individual circumstances.

Tax Aspects of Our Investments in Our Operating Partnership and Other Subsidiary Partnerships

        The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in our subsidiaries that are taxed as partnerships for U.S. federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as the "Partnerships." The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

        We are required to include in our income our distributive share of each Partnership's income and allowed to deduct our distributive share of each Partnership's losses but only if such Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

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  is treated as a partnership under the Treasury Regulations relating to entity classification, or the "check-the-box regulations"; and

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  is not a "publicly traded partnership."

        Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association treated as a corporation.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the "90% passive income exception." The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, or the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

        We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a Partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

        Partnership Allocations.    Although an agreement among the owners of an entity taxed as a partnership for U.S. federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the "partners' interests in the partnership," which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property contributed to an entity taxed as a partnership for U.S. federal income tax purposes in exchange for an interest in such entity must be allocated for U.S. federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference.

        A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The Treasury Regulations require entities taxed as partnerships for U.S. federal income tax purposes to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

        Any gain or loss recognized by a partnership on the disposition of contributed properties generally will be allocated first to the partners of the partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes, as adjusted to take into account reductions in book-tax differences described in the previous paragraph. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties generally will be allocated among the partners in accordance with their partnership agreement unless such allocations and agreement do not satisfy the requirements of applicable Treasury Regulations, in which case such allocation will be made in accordance with the "partners' interests in the partnership."

        Under the "traditional method," as well as certain other reasonable methods available to us, built-in gain or loss with respect to our depreciable properties (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than for economic purposes and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners.

        Basis in Partnership Interest.    Our adjusted tax basis in any Partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the Partnership;

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  increased by our distributive share of the Partnership's income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

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  reduced, but not below zero, by our distributive share of the Partnership's loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

        Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership's gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See "—Gross Income Tests."

        Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our stock.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State and Local Taxes

        We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

 DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF ARMADA HOFFLER, L.P.

        The following summarizes the material terms of the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P, as amended, which we refer to as the "partnership agreement." This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the partnership agreement and the amendments thereto, which are filed as exhibits, and incorporated by reference into, the registration statement of which this prospectus forms a part. See "Where To Find Additional Information." For purposes of this section, references to "we," "our," "us" and the "Company" refer to Armada Hoffler Properties, Inc.

Management

        We are the sole general partner of our Operating Partnership, a Virginia limited partnership. We conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we, as the general partner, have full, complete and exclusive responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including acquisitions, dispositions, refinancings and selection of lessees, to make distributions to partners and to cause changes in our Operating Partnership's business activities.

Operating Partnership Units

        Interests in our Operating Partnership are denominated in units of limited partnership interest. Our Operating Partnership has designated the following classes of units of limited partnership interest, or operating partnership units: Class A units, Class B units, Class C units, Series A preferred units (as defined below) and LTIP units.

Class A Units

        The Class A operating partnership units, or Class A units, are the common units of limited partnership interest that may be redeemed by us for cash, or at our option, for shares of our common stock, on a one-for-one basis. See "—Redemption Rights" below. The Class A units have distribution rights, redemption rights and the other rights, preferences and limitations as described below.

Class B Units and Class C Units

        There are no outstanding Class B units or Class C units. Class B units and Class C units were previously issued in connection with our acquisition of a property, but all such units have automatically converted into Class A units in accordance with their terms.

6.75% Series A Cumulative Redeemable Perpetual Preferred Units

        In connection with the issuance of our Series A preferred stock, the Operating Partnership issued to the Company 2,530,000 6.75% Series A Cumulative Redeemable Perpetual Preferred Units, or Series A preferred units, which have economic terms that are identical to the our Series A preferred stock. The Series A preferred units were issued to the Company in exchange for our contribution of the net proceeds from the offering of our Series A preferred stock to the Operating Partnership.

        Holders of the Series A preferred units do not have any voting rights.

LTIP Units

        LTIP units are a class of operating partnership units and, if issued, will receive the same quarterly per-unit profit distributions as Class A units. LTIP units, if issued, will not have full parity with other outstanding units with respect to liquidating distributions. Generally, under the terms of the LTIP units, if issued, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the last revaluation of our Operating Partnership assets until such event will be allocated first to the LTIP unit holders to equalize the capital accounts of such holders with the capital accounts of holders of our Class A units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our Class A units, the LTIP units will achieve full parity with our other Class A units for all purposes, including with respect to liquidating distributions. If such parity is reached and subject to certain further conditions, vested LTIP units may be converted into an equal number of Class A units at any time, and thereafter enjoy all the rights of such units, including redemption rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Transferability of Interests

        Subject to certain exceptions, holders of operating partnership units may not transfer their operating partnership units without our consent, as general partner of our Operating Partnership. We may not engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of the Company unless:

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  we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by the Company or its subsidiaries);

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  as a result of such transaction, all limited partners (other than the Company or its subsidiaries) will receive, or have the right to receive, for each operating partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our shares of common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common stock, each holder of operating partnership units (other than those held by the Company or its subsidiaries) shall be given the option to exchange its operating partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

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  we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than the Company or its subsidiaries) receive for each operating partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property received in the transaction by a holder of one of our shares of common stock.

        We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than operating partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for operating partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement, including those of the general partner, and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

        We also may, as the general partner, (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner, and (ii) engage in a transaction required by law or by the rules of any national securities exchange or OTC interdealer quotation system on which our common stock is listed.

        We, as the general partner, without the consent of the limited partners, may (i) merge or consolidate our Operating Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our Operating Partnership in a transaction pursuant to which the limited partners (other than us or any of our subsidiaries) receive consideration as set forth above.

Capital Contributions

        We will contribute, directly, to our Operating Partnership substantially all of the net proceeds of any offering made pursuant to this prospectus and any accompanying prospectus supplement as a capital contribution in exchange for operating partnership units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of common or preferred equity securities as additional capital to our Operating Partnership. If we contribute additional capital to our Operating Partnership, we will receive additional Class A or preferred units, as applicable, and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to our Operating Partnership, the general partner will revalue the property of our Operating Partnership to its fair market value (as determined by us, as the general partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us, as the general partner) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests we own as the general partner.

Redemption Rights

        Pursuant to the partnership agreement, holders of Class A units, other than us, have redemption rights, which enable them to cause our Operating Partnership to redeem their Class A units in exchange for cash or, at our option, as the general partner of our Operating Partnership, for shares of our common stock on a one-for-one basis, commencing one year from the date of issuance of such units. Redemptions will generally occur only on the first day of each calendar quarter. Limited partners must submit an irrevocable notice to our Operating Partnership of the intention to be redeemed no fewer than 60 days prior to the redemption date, and each limited partner must submit for redemption at least 1,000 Class A units or, if such limited partner holds fewer than 1,000 Class A units, all the Class A units owned by such limited partner. The number of shares of our common stock issuable upon redemption of Class A units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

  •
  result in any person owning, directly or indirectly, shares of common stock in excess of the stock ownership limit in our charter;

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  result in our being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  result in our being "closely held" within the meaning of Section 856(h) of the Code;

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  cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our Operating Partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code;

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  cause us to fail to qualify as a REIT under the Code; or

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  cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock or operating partnership units for purposes of complying with the registration provisions of the Securities Act.

        We, as the general partner, may, in our sole and absolute discretion, waive any of these restrictions.

        The partnership agreement requires that our Operating Partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code.

Partnership Expenses

        In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally pays all of our administrative costs and expenses, including:

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  all expenses relating to our continuity of existence and our subsidiaries' operations;

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  all expenses relating to offerings and registration of securities;

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  all expenses associated with any repurchase by us of any securities;

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  all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

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  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

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  all administrative costs and expenses, including salaries and other payments to directors, officers or employees;

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  all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing compensation to our employees;

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  all expenses incurred by us relating to any issuance or redemption of operating partnership units; and

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  all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

        These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that, in the future, may be owned by us directly rather than by our Operating Partnership or its subsidiaries.

General Partner Duties

        Our directors and officers have duties under applicable Maryland law to oversee our management in a manner consistent with our best interests. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties, as general partner to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us. The partnership agreement provides that in the event of a conflict between the interests of our stockholders, on the one hand, and the limited partners of our Operating Partnership, on the other hand, we, as general partner, will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

Distributions

        The partnership agreement provides that our Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our Operating Partnership's property in connection with the liquidation of our Operating Partnership) at such times and in such amounts as are determined by the general partner in its sole and absolute discretion, (i) first, to any holders of operating partnership units that are entitled to any preference in distribution in accordance with the rights of any such class of operating partnership units (and, within such class, pro rata in proportion to the respective percentage interests in our Operating Partnership), and (ii) second, to all other limited partners in accordance with their respective percentage interests in our Operating Partnership.

        Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed (i) first, to the holders of operating partnership units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of operating partnership units (and, within each such class or series, to each holder thereof pro rata based on its percentage interest in such class), and (ii) second, to all other limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

        Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in a manner consistent with the economic rights of the interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating items with respect to (i) the difference between our predecessor's adjusted tax basis in our portfolio and the proceeds of the offering that we will contribute to our Operating Partnership in exchange for operating partnership units and (ii) contributed property acquired for operating partnership units for which fair market value differs from the adjusted tax basis at the time of contribution. Any such election shall be binding on all partners. Upon the occurrence of certain specified events, our Operating Partnership will revalue its assets and any net increase in valuation will be allocated first to any LTIP units to equalize the capital accounts of such holders with the capital accounts of the holders of the other outstanding operating partnership units.

Registration Rights

        Pursuant to the partnership agreement, holders of Class A units have been granted certain registration rights with respect to the shares of our common stock that may be issued in connection with the redemption of Class A units. Subject to certain further conditions as set forth in our partnership agreement, we are obligated to file a shelf registration statement covering the issuance and resale of common stock received by limited partners upon redemption of their Class A units. In furtherance of such registration rights, we have also agreed as follows:

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  to use our commercially reasonable efforts to have the registration statement declared effective;

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  to furnish to limited partners redeeming their Class A units for our shares of common stock prospectuses, supplements, amendments, and such other documents reasonably requested by them;

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  to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law;

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  to list shares of our common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which our shares of common stock are then listed; and

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  to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

        As a condition to our obligations with respect to the registration rights of limited partners, each limited partner has agreed:

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  that it will not offer or sell shares of our common stock that are issued upon redemption of their operating partnership units until such shares have been included in an effective registration statement;

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  that, if we determine in good faith that registration of shares for resale would require the disclosure of important information that we have a business purpose for preserving as confidential, the registration rights of each limited partner will be suspended until we notify such limited partners that suspension of their registration rights is no longer necessary (so long as we do not suspend their rights for more than 180 days in any 12-month period);

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  that if we propose an underwritten public offering, each limited partner will agree not to effect any offer, sale or distribution of our shares during the period commencing on the tenth day prior to the expected effective date of a registration statement filed with respect to the public offering or commencement date of a proposed offering and ending on the date specified by the managing underwriter for such offering; and

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  to indemnify us and each of our officers, directors and controlling persons against all losses caused by any untrue statement or omission contained in (or omitted from) any registration statement based upon information furnished to us by such limited partner.

        Subject to certain exceptions, our Operating Partnership will pay all expenses in connection with the exercise of registration rights under our Operating Partnership's partnership agreement.

        Notwithstanding the foregoing, we are not required to file or maintain the effectiveness of a registration statement relating to the shares of common stock issued upon the redemption of Class A units after the first date upon which such shares of common stock may be sold by the holders pursuant to Rule 144 under the Securities Act without limitation as to amount or manner of sale or in accordance with the volume limitations contained in Rule 144(e) under the Securities Act.

Amendments of the Partnership Agreement

        We, as the general partner, without the consent of the limited partners, may amend the partnership agreement in any respect; provided that the following amendments require the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by us or our subsidiaries):

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  any amendment affecting the operation of the conversion factor or the redemption right (except as otherwise provided in the partnership agreement) in a manner that adversely affects the limited partners in any material respect;

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  any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional operating partnership units pursuant to the partnership agreement;

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  any amendment that would alter our Operating Partnership's allocations of profit and loss to the limited partners, other than with respect to the issuance of additional operating partnership units pursuant to the partnership agreement; or

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  any amendment that would impose on the limited partners any obligation to make additional capital contributions to our Operating Partnership.

Indemnification and Limitation of Liability

        The limited partners of our Operating Partnership expressly acknowledge that we, as the general partner of our Operating Partnership, are acting for the benefit of our Operating Partnership, the limited partners (including us) and our stockholders collectively and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our Operating Partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our Operating Partnership on the other hand, we, as the general partner, will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners, provided however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, as the general partner, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders, and we will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

        To the extent permitted by applicable law, the partnership agreement provides for the indemnification of the general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our Operating

Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

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  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

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  the indemnitee actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        Similarly, we, as the general partner of our Operating Partnership, and our officers, directors, agents or employees, will not be liable for monetary damages to our Operating Partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term

        Our Operating Partnership will continue indefinitely or until sooner dissolved upon:

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  the bankruptcy, dissolution, removal or withdrawal of us as the general partner (unless the limited partners elect to continue the partnership);

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  the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

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  the redemption of all Class A units (other than those held by us, if any) unless we decide to continue the partnership by the admission of one or more limited partners; or

  •
  an election by us in our capacity as the general partner.

Tax Matters

        We are the partnership representative (and, for years ending prior to December 31, 2017, the tax matters partner) of our Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

        We or any of the selling securityholders may sell the offered securities from time to time:

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  Through underwriters or dealers:

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  Through agents;

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  Directly to one or more purchasers; or

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  Through a combination of any of these methods.

        We will describe the specific plan of distribution, including any underwriters, dealers, agents or director purchasers and their compensation in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents by legal counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Armada Hoffler Properties, Inc. appearing in Armada Hoffler Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Armada Hoffler Properties, Inc.'s internal control over financial reporting as of December 31, 2019 have been audited by Ernst and Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC's website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.armadahoffler.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020;

  •
  our Current Report on Form 8-K, filed with the SEC on February 24, 2020;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019;

  •
  our Registration Statement on Form 8-A, filed with the SEC on May 3, 2013, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-187513), and all reports filed for the purpose of updating such description; and

  •
  the description of our Series A preferred stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 17, 2019, and all reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may obtain copies of any of these filings by contacting Armada Hoffler Properties, Inc. as described below, or by accessing the SEC's website or the Company's website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Armada Hoffler Properties, Inc.
222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia 23462
(757) 366-4000
Website: http://www.armadahoffler.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

$300,000,000

COMMON STOCK

6.75% SERIES A CUMULATIVE REDEEMABLE PREPETUAL PREFERRED STOCK

PROSPECTUS SUPPLEMENT

Jefferies	Baird	Regions Securities LLC

March 10, 2020